Exhibit 4.8

EXECUTION VERSION

SUPPLEMENTAL AGREEMENT

between

TELENET NV, THE GUARANTORS, THE SECURITY PROVIDERS

and

THE BANK OF NOVA SCOTIA

as Facility Agent

relating to a facilities agreement originally dated 1 August 2007, as amended from time to time and most recently amended on 25 August 2009 between, amongst others, Telenet NV (originally named Telenet BidCo NV) and  The Bank of Nova Scotia (originally BNP Paribas and then Toronto Dominion (Texas) LLC) as Facility Agent

OCTOBER 2010

THIS AGREEMENT is dated         October 2010

BETWEEN:

(1)           TELENET NV, a company incorporated and existing under the laws of Belgium, having its registered office at Liersesteenweg 4, 2800 Mechelen, registered under number RPR 0473.416.418 (the Company);

(2)           THE GUARANTORS named in Schedule 2 (the Guarantors);

(3)           THE SECURITY PROVIDERS named in Schedule 2 (the Security Providers); and

(4)           THE BANK OF NOVA SCOTIA as facility agent and on behalf of the other Finance Parties under and as defined in the Credit Agreement defined below (the Facility Agent).

BACKGROUND:

(A)          This Agreement is supplemental to and amends a credit agreement originally dated 1 August 2007 between, amongst others, the Company and the Facility Agent (as amended from time to time and most recently amended on 25 August 2009) (the Credit Agreement).

(B)           The Majority Lenders (as defined in the Credit Agreement) have consented to the amendments to the Credit Agreement contemplated by this Agreement.  Accordingly, the Facility Agent is authorised to enter into this Agreement on behalf of the Finance Parties.

IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                               Definitions

(a)                                  In this Agreement:

Accession Agreements means:

(i)            The €1,470,529,219.80 Telenet Additional Facility G Accession Agreement dated on or about the date of this Agreement between, amongst others, Telenet International Finance S.A. and the Facility Agent;

(ii)           the €72,733,712.02 Telenet Additional Facility H Accession Agreement dated on or about the date of this Agreement between, amongst others, Telenet International Finance S.A. and the Facility Agent;

(iii)          the €39,017,133.08 Telenet Additional Facility I Accession Agreement dated on or about the date of this Agreement between, amongst others, Telenet International Finance S.A. and the Facility Agent;

(iv)          the €79,262,857.65 Telenet Additional Facility J Accession Agreement dated on or about the date of this Agreement between, amongst others, Telenet International Finance S.A. and the Facility Agent; and

(v)           the €158,000,000 Telenet Additional Facility K Accession Agreement dated on or about the date of this Agreement between, amongst others, Telenet International Finance S.A. and the Facility Agent.

(vi)          the €208,457,077.45 Telenet Additional Facility L1 Accession Agreement dated on or about the date of this Agreement between, amongst others, Telenet International Finance S.A. and the Facility Agent.

(vii)         the €90,000,000 Telenet Additional Facility L2 Accession Agreement dated on or about the date of this Agreement between, amongst others, Telenet International Finance S.A. and the Facility Agent.

Effective Date means the date on which the Facility Agent notifies the Company and the Lenders that it has received all of the documents set out in Schedule 1 (Conditions Precedent Documents) in form and substance satisfactory to it.

(b)                                Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

1.2                               Construction

The principles of construction set out in the Credit Agreement will have effect as if set out in this Agreement.

2.                                      AMENDMENTS

The Credit Agreement will be amended from the Effective Date in the following manner:

Clause 2.7(e)(ii) of the Credit Agreement will be deleted in its entirety and replaced with the following:

“(ii)        either:

(A)         the average maturity date of the Telenet Additional Facility (taking into account any scheduled amortisation and any voluntary or mandatory cancellation which is anticipated when the Telenet Additional Facility is arranged) is no earlier than 31 July 2017; or

(B)          after giving effect to the utilization in full of such Telenet Additional Facility the ratio of Net Total Debt to Consolidated Annualised EBITDA would not be greater than 4:1.”

3.                                      REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties

The representations and warranties set out in this Clause are made by each Obligor on the date of this Agreement to each Finance Party.

3.2                               Powers and Authority

It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of this Agreement and the transactions contemplated by this Agreement.

3.3                               Legal Validity

Subject to any general principles of law limiting its obligations and specifically referred to in any legal opinion delivered under Schedule 1 (Conditions Precedent Documents), this Agreement constitutes its legally binding, valid and enforceable obligation.

3.4                               Non-Conflict

The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

(a)           in any material respect, any law or regulation applicable to it; or

(b)           in any material respect, its constitutional documents; or

(c)           any agreement or instrument to which it is a party or is binding on any of its assets or binding upon any other member of the Group or any other member of the Group’s assets, where such conflict would or is reasonably likely to have a Material Adverse Effect.

3.5                               Authorisations

Subject to any general principles of law limiting its obligations and specifically referred to in any legal opinion delivered under Schedule 1 (Conditions Precedent Documents) of the Credit Agreement, all material and necessary authorisations, registrations, consents, approvals, licences, and filings required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement have been obtained or effected (as appropriate) and are validly existing.

4.                                      CONSENTS

(a)           Each Obligor agrees to the amendment of the Credit Agreement as contemplated by this Agreement; and

(b)           with effect from the Effective Date, each Obligor and each Security Provider confirms that any guarantee or security given by it or created under a Finance Document will:

(i)            continue in full force and effect; and

(ii)           extend to the liabilities and obligations of the Obligors to the Finance Parties under the Finance Documents as amended by this Agreement.

5.                                      CONDITIONS SUBSEQUENT

The Company shall procure that Telenet Vlaanderen NV provides, by no later than 5 November  2010, a copy of a board resolution ratifying the terms of, and the transactions contemplated by, the Accession Agreements and this Agreement.

6.                                      INCORPORATION

(a)                                  This Agreement and the Credit Agreement, as amended by this Agreement is a Finance Document.

(b)                                 The Credit Agreement and this Agreement will, from the Effective Date, be read and construed as one document.

(c)                                  Except as otherwise provided in this Agreement, the Finance Documents remain in full force and effect.

7.                                      COUNTERPARTS

This Agreement may be executed in any number of counterparts and this shall have the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

8.                                      GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

CONDITIONS PRECEDENT DOCUMENTS

1.                                      A copy of the most recent Articles of Association of each Obligor and each Security Provider.

2.                                      A specimen of the signature of each person authorised on behalf of each Obligor and each Security Provider to sign this Agreement.

3.                                      A copy of the resolution of board of directors of each Obligor and each Security Provider (except for Telenet Vlaanderen NV) approving the terms of, and the transactions contemplated by, this Agreement.

4.                                      A certificate of an authorised signatory of each Obligor certifying that each copy document specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

5.                                      An excerpt from the Luxembourg Trade and Companies Register in respect of an additional Luxembourg Obligor or any equivalent document considered acceptable by the Facility Agent.

6.                                      A negative certificate (certificate de non-inscription d’une decision judicaire) issued by the Luxembourg Trade and Companies register in respect of an additional Luxembourg Obligor or any equivalent certification considered acceptable by the Facility Agent.

7.                                      A legal opinion of Allen & Overy LLP, English legal advisers to the Facility Agent, addressed to the Finance Parties.

8.                                      A legal opinion of Allen & Overy LLP, Belgium legal advisers to the Facility Agent, addressed to the Finance Parties.

9.                                      A legal opinion of Allen & Overy Luxembourg, Luxembourg legal advisers to the Facility Agent, addressed to the Finance Parties.

SCHEDULE 2

GUARANTORS

Name

Telenet NV

Telenet International Finance S.A.

SCHEDULE 3

SECURITY PROVIDERS

Name

Telenet NV

Telenet Group Holding NV

Telenet Vlaanderen NV

Telenet International Finance S.A.

SIGNATORIES

The Company

TELENET NV

By: Authorized Signatory

Title: by power of attorney

Guarantors

TELENET NV

By: Authorized Signatory

Title: by power of attorney

TELENET INTERNATIONAL FINANCE S.A.

By: Authorized Signatory

Title:

Security Providers

TELENET NV

By: Authorized Signatory

Title: by power of attorney

TELENET GROUP HOLDING NV

By: Authorized Signatory

Title: by power of attorney

TELENET VLAANDEREN NV

By: Authorized Signatory	By: Authorized Signatory

Title: Director	Title: Director

TELENET INTERNATIONAL FINANCE S.A.

By: Authorized Signatory

Title:

Facility Agent

THE BANK OF NOVA SCOTIA

By: Authorized Signatory